UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 6, 2004


                          GABELLI ASSET MANAGEMENT INC.
             (Exact name of registrant as specified in its charter)

          New York                      1-14761                   13-4007862
      (State or other           (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)

      One Corporate Center, Rye, NY                                     10580
(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


     Explanatory Note

     This Amendment corrects and supersedes the Current Report on Form 8-K filed by Gabelli Asset Management Inc. on October 5, 2004 by furnishing a corrected press release dated October 5, 2004, attached hereto as exhibit 99.1.


     Item 2.02 Results of Operations and Financial Condition.

     On October 5, 2004, Gabelli Asset Management Inc. (the "Company") announced preliminary estimates for the quarter ended September 30, 2004 of $0.41 to $0.43 per diluted share versus $0.41 per diluted share in the comparable 2003 quarter and approximately $0.06 to $0.07 below prevailing Street estimates. A copy of the Company's press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, is being furnished under this Item 2.02 in accordance with the provisions of Regulation FD (17 CFR ss.ss. 243.100 et seq .).

     Item 8.01 Other Events.

     On October 5, 2004, Gabelli Asset Management Inc. (the "Company") announced the authorization to repurchase up to an additional one million shares of its Class A Common Stock at such times, prices and amounts to be determined. The Company also announced a changed payment date for the special $1.00 dividend announced on August 18, 2004 to November 30, 2004 from October 29, 2004 with a new record date of November 15, 2004. A copy of the Company's press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, is being furnished under this Item 8.01 in accordance with the provisions of Regulation FD (17 CFR ss.ss. 243.100 et seq .).

SIGNATURE
---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Gabelli Asset Management Inc.

                                                By: /s/ Michael R. Anastasio Jr.
                                                    ----------------------------
                                                        Michael R. Anastasio Jr.
                                                        Chief Financial Officer


Date: October 6, 2004
      ---------------